INSTRUMENT OF RESIGNATION, APPOINTMENT AND ACCEPTANCE

This INSTRUMENT OF RESIGNATION, APPOINTMENT AND ACCEPTANCE (this "Instrument"), dated and effective as of February 25, 2009, by and among Dollar General Corporation, (Issuer), Wells Fargo Bank, National Association, a national banking association with trust powers duly organinzed and existing under the laws of the United States and having its corporate trust office at 707 Wilshire Blvd, 17th Floor, Los Angeles, CA 90017 (the "Prior Trustee") and U.S. BANK NATIONAL ASSOCIATION, a national banking association duly organized and existing under the laws of the United States of America (the "Successor Trustee").

WITNESSETH

WHEREAS, on July 6, 2007  Dollar General Corporation executed Indentures (the "Indentures") providing for the issuance of the 10.625%% Senior Notes due 2015 and 11.875%/12.625% Senior Subordinated Toggle Notes due 2017 (the "Securities"); and

WHEREAS, on September 25, 2007 Dollar General Corporation executed the First Supplemental Indentures and on December 31, 2007 Dollar General Corporation executed the Second Supplemental Indenture.

WHEREAS, the Prior Trustee has been acting as Trustee under the Indentures; and

WHEREAS, Section 7.08 of the Indentures provide that the Prior Trustee may resign at any time and Dollar General Corporation may remove the Trustee at any time; and

WHEREAS, Section 7.08 of the Indentures further provide that in case the Trustee shall be removed,  Dollar General Corporation may appoint a successor Trustee; and

WHEREAS, Section 7.08 of the Indentures further provide that the successor Trustee shall be qualified under the provisions of such Section 7.10 of the Indentures; and

WHEREAS, Section 7.08 of the Indentures further provide that any successor Trustee appointed under the Indentures shall execute, acknowledge and deliver to  Dollar General Corporation and to the Prior Trustee an instrument accepting such appointment, thereupon the removal of the Prior Trustee shall become effective and the Successor Trustee without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and responsibilities of the Prior Trustee;

NOW, THEREFORE, pursuant to the Indenture and in consideration of the covenants herein contained, it is agreed as follows (words and phrases not otherwise defined in this Instrument having the definitions given thereto in the Indentures):

1.

Pursuant to the terms of the Indentures,  the Prior Trustee has notified Dollar General Corporation that the Prior Trustee has resigned as Trustee under the Indentures effective as of February 25, 2009 (the "Effective Date").

2.

Effective as of the Effective Date, the Prior Trustee hereby assigns, transfers, delivers and confirms to the Successor Trustee all of its rights, title, interest under the Indenture and all of its rights, title, interests, capacities, privileges, duties and responsibilities as Trustee under the Indentures, except as set forth in paragraph 19 hereof.

3.

The Prior Trustee agrees to execute and deliver such further instruments and shall take such further actions as the Successor Trustee or  Dollar General Corporation may reasonably request so as to more fully and certainly vest and confirm in the Successor Trustee all of the rights, title, interests, capacities, privileges, duties and responsibilities hereby assigned, transferred, delivered and confirmed to the Successor Trustee, including without limitation, the execution and delivery of any instruments required to assign all liens in the name of the Successor Trustee.

4.

Effective as of the Effective Date,  Dollar General Corporation hereby accepts the Prior Trustee’s resignation and Dollar General Corporation appoints the Successor Trustee as successor Trustee under the Indentures; and Dollar General Corporation confirms to the Successor Trustee all of the rights, title, interest, capacities, privileges, duties and responsibilities of the Trustee under the Indentures except as set forth in paragraph 19 hereof.

5.

Dollar General Corporation agrees to execute and deliver such further instruments and to take such further action as the Successor Trustee may reasonably request so as to more fully and certainly vest and confirm in the Successor Trustee all the rights, title, interests, capacities, privileges, duties and responsibilities hereby assigned, transferred, delivered and confirmed to the Successor Trustee.

6.

Effective as of the Effective Date, the Successor Trustee hereby accepts its appointment as successor Trustee under the Indentures and shall be vested with all of the rights, title, interests, capacities, privileges, duties and responsibilities of the Trustee under the Indentures.

7.

The Successor Trustee hereby represents that it is qualified and eligible under the provisions of Section 7.10 of the Indentures to be appointed successor Trustee and hereby accepts the appointment as successor Trustee and agrees that upon the signing of this Instrument it shall become vested with all the rights, title, interest, capacities, privileges, duties and responsibilities of the Prior Trustee with like effect as if originally named as Trustee under the Indentures.

8.

The Successor Trustee shall cause notice of the removal, appointment and acceptance effected hereby to be given to the owners of the Securities.

9.

Effective as of the Effective Date, the Successor Trustee shall serve as Trustee as set forth in the Indenture at its principal corporate trust office in U.S. Bank National Association, 150 Fourth Avenue North, 2nd Floor, Nashville, TN 37219 or such other address as may be specified, where notices and demands to or upon Dollar General Corporation in respect of the Securities may be served.

10.

The Prior Trustee hereby represents and warrants to the Successor Trustee that:

a)  To the best of its knowledge no Event of Default and no event which, after notice or lapse of time or both, would become an Event of Default has occurred and is continuing under the Indentures.

b)  No covenant or condition contained in the Indentures has been waived by the Prior Trustee or to the best of its knowledge by the holders of the percentage in aggregate principal amount of the Securities required by the Indentures to effect any such waiver.

c)  There is no action, suit or proceeding pending or threatened against the Prior Trustee before any court or governmental authority arising out of any action or omission by the Prior Trustee as Trustee under the Indentures.

d) The Prior Trustee has entered into no other supplement or amendment to the Indenture or any other document executed by the Prior Trustee in connection with the Securities.

e)   As of the Effective Date, the Prior Trustee holds no moneys in any fund or account established by it as Trustee under the Indentures.

11.

Each of the parties hereto hereby represents and warrants for itself that as of the date hereof, and the Effective Date:

a)

it has power and authority to execute and deliver this Instrument and to perform its obligations hereunder, and all such action has been duly and validly authorized by all necessary proceedings on its part; and

b)

this Instrument has been duly authorized, executed and delivered by it, and constitutes a legal, valid and binding agreement enforceable against it in accordance with its terms, except as the enforceability of this Instrument may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditor's rights or by general principles of equity limiting the availability of equitable remedies.

12.

The parties hereto agree that this Instrument does not constitute an assumption by the Successor Trustee of any liability of the Prior Trustee arising out of any actions or inaction by the Prior Trustee under the Indentures.

13.

The parties hereto agree that as of the Effective Date, all references to the Prior Trustee as Trustee in the Indentures shall be deemed to refer to the Successor Trustee.  From and after the Effective Date, all notices or payments which were required by the terms of the Indentures and Securities to be given or paid to the Prior Trustee, as Trustee, shall be given or paid to:  U.S. Bank National Association, 150 Fourth Avenue North, 2nd Floor, Nashville, TN 37219.

14.

The resignation, appointment and acceptance effected hereby shall become effective as of the opening of business on the Effective Date.

15.

This Instrument shall be governed by and construed in accordance with the laws of the State of New York.

16.

This Instrument may be executed in any number of counterparts, each of which shall be an original, but which counterparts, shall together constitute but one and the same instrument.

17.

Nothing contained in this Instrument shall in any way affect the obligations or rights of Dollar General Corporation or the Prior Trustee.  This Instrument shall be binding upon and inure to the benefit of Dollar General Corporation, the Prior Trustee and the Successor Trustee and their respective successors and assigns.

18.

All fees paid to the Prior Trustee in advance but unearned for the period from and after the Effective Date shall be credited to any current fees owed the Prior Trustee with balance, if any, remitted to Dollar General Corporation and the fees payable by Dollar General Corporation on and after the Effective Date under the Indentures shall henceforth be invoiced by and paid to the Successor Trustee at such address and account as shall hereafter be provided by the Successor Trustee to Dollar General Corporation.

19.

Nothing contained in this Instrument shall in any way affect the obligations of Dollar General Corporation to the Prior Trustee under Section 7.07 of the Indentures or any lien created thereunder.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed and attested by their duly authorized officers, all as of the date and year first above written.

Dollar General Corporation

By:	/s/ Wade Smith
Title:	Treasurer

Attest:	/s/ Barbara Springer

Wells Fargo Bank, National Association, as Prior Trustee

By:	/s/ Maddy Hall
Title:	Vice President

Attest:	/s/ Kheang Tan

U.S. BANK NATIONAL ASSOCIATION, as Successor Trustee

By:	/s/ Wally Jones
Title:	Vice President

Attest:	/s/ Czarina Farmer, AVP

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